Exhibit 5.2
[WOODBURN AND WEDGE LETTERHEAD]
June 23, 2010
Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319
Re: Registration Statement on Form S-4 filed by Gray Television, Inc. and the Guarantors (as defined below) relating to the Exchange Offer (as defined below) for all outstanding 10 1/2% Senior Secured Second Lien Notes due 2015
Ladies and Gentlemen:
     We have acted as special Nevada counsel for Gray Television Licensee, LLC, a Nevada limited liability company (the “Nevada Subsidiary”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), which relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $365,000,000 aggregate principal amount of 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Exchange Notes”) of Gray Television, Inc., a Georgia corporation (the “Company”), for an equal principal amount of 10 1/2% Senior Secured Second Lien Notes due 2015 of the Company outstanding on the date hereof (the “Outstanding Notes”), and the guarantee of the Exchange Notes by the Nevada Subsidiary and the other subsidiaries of the Company listed on Exhibit A hereto (the “Other Guarantors,” and, together with the Nevada Subsidiary the “Guarantors”).
     The Outstanding Notes have been, and the Exchange Notes will be, issued under the Indenture dated as of April 29, 2010 (the “Indenture”) by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Indenture.
     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any,

Gray Television, Inc.
June 23, 2010

otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.
     In connection with the opinions expressed herein, we have: (1) investigated such questions of law, and (2) examined such documents and records of the Nevada Subsidiary, the Officer’s Certificate, as defined below, and other documents, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:
     1. A copy of the Indenture;
     2. The guarantee of the Nevada Subsidiary, which terms are set forth in the Indenture (the “Guarantee”);
     3. The Officer’s Certificate of the Nevada Subsidiary delivered to us in connection with this opinion letter, a copy of which is attached hereto as Exhibit B (the “Officer’s Certificate”); and
     4. Copies of a certificate attached hereto as Exhibit C issued by the Secretary of State of the State of Nevada, as to the existence and good standing of the Nevada Subsidiary as of the date specified in the certificate (the “Good Standing Certificate”).
     The documents referred to in the immediately preceding paragraphs numbered 1 and 2 above are referred to herein collectively as the “Documents.”
     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and the Officer’s Certificate. We have not independently verified the accuracy and completeness of the information contained in the Officer’s Certificate. In connection with the opinion in paragraph 1 below, we have relied solely upon the Good Standing Certificate as to the factual matters and legal conclusions set forth therein.
     We have assumed that the Trustee has duly authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
     (1) The Nevada Subsidiary has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Nevada.

Gray Television, Inc.
June 23, 2010

     (2) As of the date of the Indenture, the Nevada Subsidiary had all requisite limited liability company power and authority to enter into, and as of the date hereof the Nevada Subsidiary has the limited liability company power and authority to perform its obligations under, the Indenture.
     (3) The execution, delivery and performance of the Indenture and the Guarantee of the Exchange Notes (the “Exchange Guarantee”) by the Nevada Subsidiary have been authorized by all necessary limited liability company action of the Nevada Subsidiary.
     (4) The Exchange Guarantee of the Nevada Subsidiary, when delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantee of the Outstanding Notes (the “Outstanding Guarantee”) of the Nevada Subsidiary, will be validly issued by the Nevada Subsidiary and will constitute valid and binding obligations of the Nevada Subsidiary.
The opinions set forth above are subject to the following qualifications:
     (a) There not being any facts or circumstances relevant to such opinions not disclosed in the representations made in or pursuant to the Documents and the Officer’s Certificate upon which we have relied, as noted above.
     (b) We do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Documents.
     (c) We are qualified to practice law only in the State of Nevada, and our opinions expressed herein are limited to the law of the State of Nevada. We specifically express no opinion on the law of any other state within the United States or the law of any foreign country. We, further, specifically express no opinion concerning the effect or applicability of the tax laws of the State of Nevada or the United States of America, the Securities Act of 1933, the Securities Exchange Act of 1934, other Federal securities laws and the securities laws of any state, including but not limited to the State of Nevada. We specifically express no opinion concerning the effect of applicability of the Bankruptcy Code as to the Company and the Guarantors. We specifically express no opinion concerning the effect or applicability of any licenses or permits required by any governmental authority. This opinion is limited to the matters expressly set forth herein, no opinion is implied or may be inferred beyond the matters expressly set forth herein.
     (d) We are qualified to practice law only in the State of Nevada. Therefore, in rendering the opinion expressed in Paragraph 4 above, we have relied solely upon the opinion of Jones Day, a copy of which has been filed as Exhibit 5.1 to the Registration Statement, with respect to matters relating to the Company and the Guarantors governed by laws other than the laws of the State of Nevada as set forth in such Exhibit 5.1.
     The opinion is furnished by us as special Nevada counsel for the Nevada Subsidiary and is rendered in connection with the transaction contemplated by the Documents and the Exchange Offer. This opinion may be relied on only in connection with the Documents and the Exchange

Gray Television, Inc.
June 23, 2010

Offer. We hereby consent to the reliance by Jones Day upon the opinions expressed herein for purposes of any opinions being delivered by Jones Day filed as Exhibit 5.1 to the Registration Statement. We also consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the filing of this consent shall not be deemed an admission that this firm is an expert within the meaning of § 7 of the Securities Act of 1933 or related rules of the United States Securities and Exchange Commission.

Very truly yours, /s/ WOODBURN AND WEDGE

EXHIBIT “A”
OTHER GUARANTORS

NAME	STATE OF INCORPORATION

Gray Television Group, Inc.	Delaware

WVLT-TV, INC.	Georgia